Exhibit 99.1

RAVEN INDUSTRIES, INC.	NASDAQ: RAVN	SIOUX FALLS, SD	RAVENIND.COM

Raven Industries Reports Strong Third Quarter Fiscal 2018 Results
Sioux Falls, S.D. - November 20, 2017 - Raven Industries, Inc. (NASDAQ: RAVN) today reported financial results for the third quarter that ended October 31, 2017.

Noteworthy Items:

•	Consolidated net sales and earnings per share increased approximately 40 percent and 106 percent year-over-year, respectively;

•	Closed on the acquisition of Colorado Lining International, Inc. (CLI), further strengthening Engineered Film’s presence in the geomembrane market;

•	Engineered Films modified its production schedules to assist in hurricane recovery efforts, generating $8.4 million in recovery film sales during the third quarter;

•	Applied Technology was issued a patent by the U.S. Patent Office for its Hawkeye® Nozzle Control System;

•	Aerostar was awarded a $6.8 million aerostat contract through the Department of Defense;

•	Aerostar’s stratospheric balloons achieved a new duration record of 197 days;

•	Launched Project Atlas, a strategic investment to replace the Company’s existing enterprise resource planning platforms to enhance the Company’s execution of its long-term growth strategy;

•	The Company repurchased approximately 350 thousand shares at an average price of $28.71 for a total of $10.0 million.

Third Quarter Results:
Net sales for the third quarter of fiscal 2018 were $101.3 million, up 39.7 percent versus the third quarter of fiscal 2017. Engineered Films and Aerostar both achieved significant growth year-over-year in the third quarter, increasing sales 68.9 percent and 23.3 percent, respectively. Applied Technology sales were up slightly versus the prior year. In this year’s third quarter, sales related to the acquisition of CLI were $5.2 million. CLI was acquired on September 1, 2017. As a result, CLI was only part of the Company for two months of the third quarter. In addition, sales of hurricane recovery film during the third quarter of this year were $8.4 million. It has been several years since the Company received a substantial increase in demand for hurricane recovery film. Sales of such film are generally less than $2.0 million on an annual basis.

Operating income for the third quarter of fiscal 2018 was $17.8 million versus operating income of $7.4 million in the third quarter of fiscal 2017, increasing 141.3 percent year-over-year. Operating margin increased 740 basis points year-over-year, from 10.2 percent of net sales to 17.6 percent of net sales. The significant improvement in

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Raven Industries Third Quarter 2018 Results
November 20, 2017

profitability was principally driven by strong operating leverage on higher sales volume within Engineered Films and improved financial performance of Aerostar.

Net income for the third quarter of fiscal 2018 was $12.0 million, or $0.33 per diluted share, versus net income of $5.7 million, or $0.16 per diluted share, in last year's third quarter. The increase in earnings per share was driven primarily by the improved operating performance in both Engineered Films and Aerostar. The impact of the CLI acquisition was neutral to earnings per share in this year’s third quarter.

Project Atlas Launched:
During the third quarter, the Company launched a company-wide initiative called Project Atlas. This is a strategic long-term investment to replace the Company’s existing enterprise resource planning platforms. Project Atlas is expected to take approximately three years to complete and cost between $8 and $10 million. This investment will drive efficiencies across the enterprise, enable faster integration of future acquisitions, automate a significant portion of internal controls, and enhance the enterprise’s execution of its long-term growth strategy. All of the costs associated with this project will be reported within corporate expenses. During the third quarter of this year, Project Atlas costs were approximately $300 thousand. Project Atlas costs are expected to be approximately $1 million per quarter in fiscal year 2019.

Balance Sheet and Cash Flow:
At the end of the third quarter of fiscal 2018, cash and cash equivalents totaled $36.9 million, down $18.3 million versus the prior quarter. The decrease was primarily driven by the acquisition of CLI and share repurchase activity, partially offset by strong operating cash flows.

Net working capital as a percentage of annualized net sales1 improved 60 basis points year-over-year, from 25.2 percent in the third quarter of last year to 24.6 percent in this year’s third quarter. The decrease in net working capital percentage1 was the result of higher payables, as well as managing inventory and receivables efficiently with the substantial increase in sales versus the prior year.

During the third quarter of fiscal 2018, the Company repurchased approximately 350 thousand shares at an average price of $28.71 per share for a total of $10.0 million.

Applied Technology Division:
Net sales for Applied Technology in the third quarter of fiscal 2018 were $25.3 million, up slightly versus the third quarter of fiscal 2017. Weaker end market conditions, coupled with challenging year-over-year comparisons for new products, led to the expected slowdown in growth for the division during the third quarter. Although

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Raven Industries Third Quarter 2018 Results
November 20, 2017

Agriculture market conditions deteriorated in the third quarter of this year for Applied Technology, the Company believes that overall the division is holding market share across product lines.

Division operating income was $5.4 million, down 16.5 percent versus the third quarter of fiscal 2017. The decline in profitability was driven primarily by additional investments to enhance our customer experience as well as higher legal expenses. Combined, these items reduced division operating income by approximately $1.0 million during the third quarter of this year. The incremental investments, concentrated in research and development and selling and marketing, are strategic investments which are expected to generate new sales and market share gains in future quarters.

Engineered Films Division:
Net sales for Engineered Films were $65.1 million, up 68.9 percent year-over-year. Volume, measured in pounds sold, increased 53 percent versus the prior year. All markets contributed to the division’s higher sales versus the prior year. Sales of recovery film to support hurricane relief efforts and the recent acquisition of CLI contributed $8.4 million and $5.2 million, respectively. Excluding CLI and hurricane recovery film, net sales for Engineered Films were $51.5 million, up 33.6 percent year-over-year.

Operating income in the third quarter of fiscal 2018 was $17.1 million, up $10.0 million or 140.1 percent versus the third quarter of fiscal 2017. The year-over-year increase in operating income was principally driven by strong operating leverage on higher sales volume. Division operating margin increased 780 basis points year-over-year, from 18.5 percent to 26.3 percent, driven by improved capacity utilization, ongoing pricing discipline and favorable product mix.

Aerostar Division:
Net sales for Aerostar during the third quarter of fiscal 2018 were $11.1 million, up $2.1 million or 23.3 percent versus the third quarter of fiscal 2017. The year-over-year increase in sales was primarily driven by growth in the stratospheric balloon platform.

Operating income in the third quarter of fiscal 2018 was $1.4 million, versus an operating loss of $1.4 million in the previous year’s third quarter. Last year's third quarter results include a pre-tax inventory write-down adjustment of $2.3 million related to certain radar inventory. This year’s third quarter results include pre-tax charges of approximately $0.9 million related primarily to a strategic decision to narrow aerostat offerings and thereby further enhance the division’s focus on its stratospheric balloon platform.

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Raven Industries Third Quarter 2018 Results
November 20, 2017

Fiscal 2018 Outlook:
“We are very pleased with the performance achieved by all three operating divisions throughout the first nine months of the year,” said Dan Rykhus, President and CEO. “Each division has worked to optimize performance given their specific end market conditions and each has achieved success.

“Applied Technology has faced a more challenging agriculture market than we expected at the beginning of the year, and we don't foresee anything changing in the next twelve months to improve market conditions. At the same time, we have made the strategic decision to fund several long-term investments for growth, knowing this dampens short-term profits. We believe strongly in the long-term margin potential for ATD and we expect improved margins over time with these investments, even if end-market conditions remain challenging.

“Engineered Films’ integration of CLI is going very well. Similar cultures and strong leadership are greatly benefiting the integration efforts. We expect performance for CLI to be slightly accretive to earnings this fiscal year and contribute approximately 5 cents per share in fiscal 2019. The sale of recovery film to support hurricane relief efforts was unexpected and favorably impacted the division’s operating leverage in the third quarter. We expect sales of such films to be approximately $8 to $9 million in the fourth quarter.

“Aerostar is achieving both improved financial performance and consistency in results on a sequential basis. During the third quarter, the division continued to improve the performance of its stratospheric balloon technology, achieving a record duration of 197 days aloft. Its partnership with Google on Project Loon remains very strong, and the division continues to advance its technology offering with new customers. Furthermore, during the third quarter, Aerostar was awarded a $6.8 million aerostat contract with the U.S. Department of Defense. We expect the majority of the revenue from this contract to be realized in fiscal year 2019.

“Overall, we are very pleased with our third quarter and year-to-date financial performance, and we are very proud of our team members’ resolve and determination to drive improved results.”

Regulation G:
The information presented in this earnings release regarding earnings before interest, taxes, depreciation, and amortization (EBITDA) do not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

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Raven Industries Third Quarter 2018 Results
November 20, 2017

Conference Call Information:
The Company will host an investor conference call to discuss third quarter fiscal 2018 results tomorrow, Tuesday, November 21, 2017, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). The conference call audio will be available to all interested parties via a simultaneous webcast that can be accessed through the Investor Relations section of the Company’s website at http://investors.ravenind.com. Analysts and investors are invited to join the conference call by dialing: +1 (866) 393-0676. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event will be archived on the Company's website.

About Raven Industries, Inc.:
Raven Industries (NASDAQ: RAVN) is dedicated to providing innovative, high-value products and solutions that solve great challenges throughout the world. Raven is a leader in precision agriculture, high-performance specialty films, and lighter-than-air technologies. Since 1956, Raven has designed, produced, and delivered exceptional solutions, earning the company a reputation for innovation, product quality, high performance, and unmatched service. For more information, visit http://ravenind.com.

Forward-Looking Statements:
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act.

Generally, forward-looking statements can be identified by words such as "may," "will," "plan," "believe," "expect," "intend," "anticipate," "potential," “should,” “estimate,” “predict,” “project,” “would,” and similar expressions, which are generally not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements relating to our future operating or financial performance or events, our strategy, goals, plans and projections regarding our financial position, our liquidity and capital resources, and our product development - are forward-looking statements.

Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements, because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required

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Raven Industries Third Quarter 2018 Results
November 20, 2017

by law. In addition, forward-looking statements are subject to certain known risks, as described in the Company’s 10K under Item 1A, and unknown risks and uncertainties that may cause actual results to differ materially from our Company’s historical experience and our present expectations or projections.

Contact Information:
Bo Larsen
Investor Relations Director
Raven Industries, Inc.
+1(605)-336-2750

Source: Raven Industries, Inc.

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Raven Industries Third Quarter 2018 Results
November 20, 2017

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except earnings per share) (Unaudited)

	Three Months Ended October 31,			Nine Months Ended October 31,
	2017	2016	Fav (Un) Change	2017	2016	Fav (Un) Change
Net sales	$101,349	$72,522	39.7%	$281,494	$208,480	35.0%
Cost of goods sold	68,016	52,683		189,692	149,609
Gross profit	33,333	19,839	68.0%	91,802	58,871	55.9%
Gross profit percentage	32.9%	27.4%		32.6%	28.2%

Research and development expenses	4,083	4,151		12,319	12,475
Selling, general and administrative expenses	11,421	8,212		31,476	24,174
Long-lived asset impairment loss	—	87		259	87
Operating income	17,829	7,389	141.3%	47,748	22,135	115.7%
Operating income percentage	17.6%	10.2%		17.0%	10.6%

Other income (expense), net	(34)	(273)		(327)	(579)
Income before income taxes	17,795	7,116	150.1%	47,421	21,556	120.0%

Income tax expense	5,798	1,375		14,842	5,802
Net income	11,997	5,741	109.0%	32,579	15,754	106.8%

Net income attributable to noncontrolling interest	(1)	—		(2)	1
Net income attributable to Raven Industries	$11,998	$5,741	109.0%	$32,581	$15,753	106.8%

Net income per common share:
- basic	$0.33	$0.16	106.3%	$0.90	$0.43	109.3%
- diluted	$0.33	$0.16	106.3%	$0.89	$0.43	107.0%

Weighted average common shares:
- basic	35,939	36,174		36,108	36,265
- diluted	36,320	36,296		36,477	36,335

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Raven Industries Third Quarter 2018 Results
November 20, 2017

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (Unaudited)

	October 31	January 31	October 31
	2017	2017	2016
ASSETS
Cash and cash equivalents	$36,873	$50,648	$46,313
Accounts receivable, net	59,573	43,143	39,554
Inventories	53,481	42,336	42,813
Other current assets	3,910	2,689	2,747
Total current assets	153,837	138,816	131,427

Property, plant and equipment, net	105,651	106,324	108,948
Goodwill and amortizable intangibles, net	58,127	52,697	53,214
Other assets, net	2,926	3,672	3,746
Total Assets	$320,541	$301,509	$297,335

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$13,383	$8,467	$9,377
Accrued and other liabilities	22,553	19,915	15,862
Total current liabilities	35,936	28,382	25,239

Other liabilities	13,456	13,696	12,134
Shareholders' equity	271,149	259,431	259,962
Total Liabilities and Shareholders' Equity	$320,541	$301,509	$297,335

Net Working Capital and Net Working Capital Percentage[1]
Accounts receivable, net	$59,573	$43,143	$39,554
Plus: Inventories	53,481	42,336	42,813
Less: Accounts payable	13,383	8,467	9,377
Net working capital[1]	$99,671	$77,012	$72,990

Net working capital percentage[1]	24.6%	27.9%	25.2%

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Raven Industries Third Quarter 2018 Results
November 20, 2017

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands) (Unaudited)

	Nine Months Ended October 31,
	2017	2016
Cash flows from operating activities:
Net income	$32,579	$15,754
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,985	11,526
Long-lived asset impairment loss	259	87
Other operating activities, net	(12,989)	11,318
Net cash provided by operating activities	30,834	38,685

Cash flows from investing activities:
Capital expenditures	(7,003)	(3,901)
Payments related to business acquisitions	(12,700)	—
Proceeds from sale or maturity of investments	250	250
Purchases of investments	(255)	(750)
(Disbursements) proceeds from settlement of liabilities, sale of assets	(333)	1,145
Other investing activities, net	(36)	(498)
Net cash used in investing activities	(20,077)	(3,754)

Cash flows from financing activities:
Dividends paid	(14,032)	(14,148)
Payments for common shares repurchased	(10,000)	(7,702)
Payment of acquisition-related contingent liabilities	(364)	(318)
Other financing activities, net	(308)	(256)
Net cash used in financing activities	(24,704)	(22,424)

Effect of exchange rate changes on cash	172	24

Net increase (decrease) in cash and cash equivalents	(13,775)	12,531
Cash and cash equivalents at beginning of period	50,648	33,782
Cash and cash equivalents at end of period	$36,873	$46,313

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Raven Industries Third Quarter 2018 Results
November 20, 2017

RAVEN INDUSTRIES, INC.
SALES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands) (Unaudited)

	Three Months Ended October 31,			Nine Months Ended October 31,
	2017	2016	Fav (Un) Change	2017	2016	Fav (Un) Change
Net sales
Applied Technology	$25,319	$25,203	0.5%	$94,233	$79,327	18.8%
Engineered Films	65,108	38,551	68.9%	157,691	104,307	51.2%
Aerostar	11,103	9,003	23.3%	30,078	25,313	18.8%
Intersegment eliminations	(181)	(235)		(508)	(467)
Total Company	$101,349	$72,522	39.7%	$281,494	$208,480	35.0%

Operating income (loss)
Applied Technology	$5,357	$6,415	(16.5)%	$25,447	$20,280	25.5%
Engineered Films	17,115	7,129	140.1%	35,386	17,666	100.3%
Aerostar	1,359	(1,375)	198.8%	4,165	(1,804)	330.9%
Intersegment eliminations	(12)	(16)		(3)	(21)
Total segment income	$23,819	$12,153	96.0%	$64,995	$36,121	79.9%
Corporate expenses	(5,990)	(4,764)	(25.7)%	(17,247)	(13,986)	(23.3)%
Total Company	$17,829	$7,389	141.3%	$47,748	$22,135	115.7%

Operating income (loss) percentages
Applied Technology	21.2%	25.5%	(430)bps	27.0%	25.6%	140bps
Engineered Films	26.3%	18.5%	780bps	22.4%	16.9%	550bps
Aerostar	12.2%	(15.3)%	2,750bps	13.8%	(7.1)%	2,090bps
Total Company	17.6%	10.2%	740bps	17.0%	10.6%	640bps

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Raven Industries Third Quarter 2018 Results
November 20, 2017

RAVEN INDUSTRIES, INC.
EBITDA REGULATION G RECONCILIATION[2]
(Dollars in thousands) (Unaudited)

	Three Months Ended October 31,			Nine Months Ended October 31,
			Fav (Un)			Fav (Un)
Segments	2017	2016	Change	2017	2016	Change
Applied Technology
Reported operating income	$5,357	$6,415	(16.5)%	$25,447	$20,280	25.5%
Plus: Depreciation and amortization	872	949	(8.1)%	2,524	2,857	(11.7)%
ATD EBITDA	$6,229	$7,364	(15.4)%	$27,971	$23,137	20.9%
ATD EBITDA % of Net Sales	24.6%	29.2%		29.7%	29.2%

Engineered Films
Reported operating income	$17,115	$7,129	140.1%	$35,386	$17,666	100.3%
Plus: Depreciation and amortization	2,259	2,201	2.6%	6,424	6,431	(0.1)%
EFD EBITDA	$19,374	$9,330	107.7%	$41,810	$24,097	73.5%
EFD EBITDA % of Net Sales	29.8%	24.2%		26.5%	23.1%

Aerostar
Reported operating income (loss)	$1,359	$(1,375)	198.8%	$4,165	$(1,804)	330.9%
Plus: Depreciation and amortization	351	421	(16.6)%	1,112	1,258	(11.6)%
Aerostar EBITDA	$1,710	$(954)	279.2%	$5,277	$(546)	1,066.5%
Aerostar EBITDA % of Net Sales	15.4%	(10.6)%		17.5%	(2.2)%

Consolidated Raven
Net Income	$11,998	$5,741	109.0%	$32,581	$15,753	106.8%
Interest expense (income), net	24	77		139	225
Income tax expense	5,798	1,375		14,842	5,802
Depreciation and amortization	3,801	3,893		10,985	11,526
EBITDA	$21,621	$11,086	95.0%	$58,547	$33,306	75.8%
EBITDA % of Net Sales	21.3%	15.3%		20.8%	16.0%
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1 Net working capital is a defined as accounts receivable (net) plus inventories less accounts payable. Net working capital percentage is defined as net working capital divided by four times quarterly sales for each respective period.
2 EBITDA is a non-GAAP financial measure defined on a consolidated basis as net income/(loss) attributable to Raven Industries, Inc., plus income taxes, plus depreciation and amortization expense, plus interest expense (net). On a segment basis, it is defined as operating income plus depreciation expense and amortization expense. EBITDA margin is defined as EBITDA divided by net sales.

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